UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2008

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31826 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e) On July 14, 2008, we amended our current executive employment agreement with Michael F. Neidorff, our chairman, president and chief executive officer (“Employment Agreement”) and our form of executive severance and change in control agreement (“Severance Agreement”), which we currently have in place with approximately 70 of our officers, including all of our named executive officers other than Mr. Neidorff.  The amendments, which allow the Company to attract and retain employees, provide that the non-competition and non-solicitation provisions contained in these agreements, and those in any equity awards held by these officers, will not apply in the event of a change in control as described in the first or third bullets below unless the transaction receives the prior approval, recommendation or consent of the board of directors, and will also not apply in the event of a change in control as described in the second bullet below.

    Generally, a change in control is deemed to occur under the Employment Agreement and Severance Agreements:

•	if any individual, entity or group (other than a group which includes the executive) acquires 40% or more of the voting power of our outstanding securities;

•
if directors constituting a majority of the incumbent board of directors are replaced.  For these purposes, the incumbent board of directors means the directors who were serving as of the effective date of the applicable agreement and any individual who becomes a director subsequent to such date whose election or nomination for election was approved by a majority of such directors, other than in connection with a proxy contest; or

•
upon the consummation of a merger or consolidation of the Company with another person, other than a merger or consolidation where the individuals and entities who were beneficial owners, respectively, of our outstanding voting securities immediately prior to such merger or consolidation own 50% or more of the then-outstanding shares of the combined voting power of the then-outstanding voting securities of the corporation resulting from such merger or consolidation.

    A description of the severance benefits for which each of the named executive officers is eligible upon termination in the event of a change in control can be found under the section “Compensation Discussion and Analysis—Employment Contracts, Termination of Employment Arrangements, and Change in Control Arrangements” in our definitive proxy statement for the 2008 Annual Meeting of Stockholders which was filed with the SEC on March 10, 2008 and is hereby incorporated by reference.  One of the severance benefits in the Employment Agreement (an amount equal to three times base salary plus maximum bonus opportunity) and Severance Agreements (an amount equal to two times base salary plus the average cash bonus for the past two years) remains contingent upon the officers compliance with the non-competition and non-solicitation provisions in the Employment Agreement or Severance Agreement, as amended as described above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: July 15, 2008	By:	/s/ Eric R. Slusser
Eric R. Slusser Executive Vice President & Chief Financial Officer